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                                                                   Exhibit 10.13

November 26, 2001

VIA FACSIMILE/FIRST CLASS MAIL

Carnival Cruise Lines
Attention:  Myles
3655 NW 87th Avenue
Miami, FL 33178

Re: First Amendment to Interactive Television Agreement dated February 20, 2001, by and between Allin Interactive Corporation and Carnival Cruise Lines (hereinafter "First Amendment")

Dear Myles:

This letter is to amend the Interactive Television Agreement dated February 20, 2001, by and between Allin Interactive Corporation and Carnival Cruise Lines. Capitalized terms shall have the meaning as set forth in Section 1 of that Agreement.

Whereas, Allin will provide Support Services to CCL pursuant to Section 9.2 of the Agreement; and

Whereas Schedule 9.2(b) describes the Support Services to be provided.

Now, therefore, the parties desire to amend Schedule 9.2(b) as attached to this First Amendment.

In witness whereof, this Amendment has been duly executed by the parties hereto as of the date first above written.

Allin Interactive Corporation


By:  /s/ Richard W. Talarico
     -----------------------
Its: Chairman & CEO
     --------------


Carnival Cruise Lines, a division of Carnival Corporation


By:  /s/ Myles Cyr
     -------------
Its: Vice President - CAO
     --------------------

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                                 SCHEDULE 9.2(b)
                                 ---------------

                              Support Service Level

A.   Tracking of Support Issues

     Support issues will be tracked in CCL's problem management system (Clarify). Remote access to Clarify will be granted to Allin. CCL will provide the necessary software licenses and procedures for Allin to access and use Clarify as contemplated herein. Notwithstanding that Allin will be granted access to Clarify, CCL will be solely responsible for notifying Allin of support issues and any change with respect to any support issue.

B.   Priority Levels

     Each support issue will be assigned a priority code based on the nature of the failure. Refer to Table 1. For purposes of this Schedule 9.2(b), a failure is a system condition or event that leaves the system in a state where it is performing a level lower than the performance level at the time of system acceptance. Performance is defined primarily by stability, responsiveness, and usability.

Prioritization is driven by the nature of the incident as it relates to stability, responsiveness, and usability. For the purposes of this Schedule 9.2(b), these key terms are defined as follows:

     Stability - the availability of the system and all of its functions Responsiveness - the timeliness with which the system responds to user requests Usability - the degree to which the system is easy for the user to navigate and interact with the system

C.   Response Time Expectation

     Given the 24x7 operation of the system and the ship, target resolution times are expressed in clock hours (not business hours). The Target Resolution Timeframe is based upon the start time which is the time Allin is notified by CCL of the support issue.

     The expectation target (e.g. 90%) is calculated by determining the percentage of incidents that are resolved within the target resolution time for a given priority code. The 90% threshold is designed to drive superior performance while allowing for the occasion where, despite the best efforts of all parties, a given incident might not be resolved within the specified time due to complexity or other external factors that are outside the control of the support organization.

     Monthly reports will be generated from the Clarify system detailing performance. If service levels targets are not achieved for any given month, representatives from Allin and CCL will meet to review the data, address root cause, and put a plan in place to improve service levels moving forward.

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
--------------------------------------------------------------------------------------------------------------------
Priority                                                                          Target Resolution
Code       Description/Criteria                                                   Timeframe           Expectation
--------------------------------------------------------------------------------------------------------------------
P1         .   Head end issue affecting system stability or responsiveness
               (except for failure of RF components), or;                         [REDACTED-          90%
           .   Issue affecting stability of an entire deck or equivalent          CONFIDENTIAL
                number of cabins                                                  TREATMENT
                                                                                  REQUESTED]hours
--------------------------------------------------------------------------------------------------------------------
P2         .   Stability issue affecting 25 or more cabins, or;
           .   Responsiveness issue affecting an entire deck (or equivalent       [REDACTED-          90%
               number of cabins).                                                 CONFIDENTIAL
                                                                                  TREATMENT
                                                                                  REQUESTED] hours
--------------------------------------------------------------------------------------------------------------------
P3         .   Usability issue impacting all users of a given  module(s), or;
           .   Stability or responsiveness issue affecting less than  24          [REDACTED-          90%
               cabins.                                                          CONFIDENTIAL
                                                                                  TREATMENT
                                                                                  REQUESTED] hours
--------------------------------------------------------------------------------------------------------------------
P4         .   System operation not impacted, or;
           .   Information requests, or;                                          [REDACTED-          90%
           .   User questions / "how-to".                                         CONFIDENTIAL
                                                                                  TREATMENT
                                                                                  REQUESTED] days
--------------------------------------------------------------------------------------------------------------------
P5         .   Non break/fix requests, enhancements                               [REDACTED-          Not applicable
                                                                                  CONFIDENTIAL
                                                                                  TREATMENT
                                                                                  REQUESTED]
--------------------------------------------------------------------------------------------------------------------

     The resolution timeframe assumes:

     1. Allin will have full remote control capabilities to all System servers;
     2. Allin will have dedicated email access for ship personnel responsible for the System;
     3. Allin will have phone access to ship personal via CCL's data center or another designated support department which is available 24 hours, 7 days per week; and
     4. Support levels and resolution time frames will not apply to hardware problems..

     In addition, the support levels described herein do not apply to:

     1.   RF components of the Head End; or
     2. Support issues related to changes made to the System by anyone other than Allin.

D.   Additional Support

     CCL may also encounter system performance characteristics that require modification, despite the fact that the system is performing as designed and accepted. Those issues are not subject to SLA and will be subject to the change order process. For example if, subsequent to acceptance, a navigational feature proves to be confusing to the users, the remediation of that feature is not subject to SLA.

E.   Additional Services

     Allin will supply pay-per-view movies to the ships covered under this Agreement. Allin's responsibility to supply movies is contingent upon its contract with Swank Motion Pictures (the "Swank Agreement"). Allin acknowledges that has provided CCL with a copy of the relevant provisions of the Swank Agreement. CCL agrees to abide by the terms and conditions of the relevant provisions of the Swank Agreement (and only those provisions provided by Allin under this paragraph), and will, unless otherwise directed by either Swank or Allin, pay Swank directly for the movies supplied under the Swank Agreement in accordance with the terms thereof. If the Swank Agreement is terminated or amended and prevents Allin from providing movies under this Section 9.2, Allin will incur no penalties, damages of any kind whatsoever as a result of its ceasing to provide movies to CCL. In addition, CCL indemnifies Allin from any and all penalties or damages incurred as a result of its providing movies to CCL.

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     Allin shall determine any administrative fee to be charged to CCL for provision of the movies, so long as such fees do not violate the Swank Agreement (subject to CCL's approval not to be unreasonable withheld.)

     CCL may terminate the Additional Services offered under this subsection E. at any time.

The foregoing support terms are intended to convey the spirit of the support agreement, and do not address the detailed process steps and responsibilities associated with the delivery of support. The parties agree to define and document the support process within 90 days of the Effective Date.

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